UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 5, 2014

ENERGOUS CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 Ray Street Pleasanton, California 94566
(Address of Principal Executive Offices)(Zip Code) Registrant’s telephone number, including area code: (925) 344-4200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 5, 2014, Energous Corporation (the “Company”) reported that it has concluded its consulting agreement with interim CFO Tom Iwanski. The Company has retained Lonergan Partners, a leading Silicon Valley executive search firm, to identify a permanent CFO. The Company anticipates the search will take 6 to 8 weeks to complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: June 5, 2014	By:	/s/ Stephen R. Rizzone
Stephen R. Rizzone
President and Chief Executive Officer